Exhibit 10.4

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (“Agreement”) is made as of this ___ day of __________________, 2011, by and among Juhl Valley View, LLC, a Delaware limited liability company (the “Company”), and the undersigned subscriber of securities of the Company (the “Subscriber”).

WHEREAS, the Company intends to obtain subscriptions for the purchase and sale, in a private placement transaction (the “Offering”) pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), of Units (the “Units”) of Membership Interests in the Company (as defined in the Operating Agreement), on the terms and conditions hereinafter set forth, and the Subscriber desires to acquire that number of Units set forth on the signature page hereof. The Units are sometimes collectively referred to herein as “Securities”.

WHEREAS, the Company shall invest all subscription amounts received as a result of this Offering into Valley View Wind Investors, LLC, a Delaware limited liability company (“VVWI”), the 99% owner of Valley View Transmission, LLC, a Minnesota limited liability company (“Project Company”).  Valley View Transmission has been formed for the primary purpose of building, owning and operating a wind powered electric generating facility in Murray County, Minnesota for the production and sale of electricity generated from wind (the “Project”).

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.               Subscription Procedure

1.1           Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof (the “Purchase Price”).  The Company agrees to sell such Units to the Subscriber for the Purchase Price.

1.2           The Units will be offered on a “best efforts” basis.  The minimum dollar amount of Units that may be purchased by the Subscriber is $100,000 unless the Company elects to waive the requirement.  The consummation of the Offering is subject to the satisfaction of the closing conditions set forth in Section 6 of this Agreement.

1.3           The Purchase Price will be placed in escrow pursuant to an agreement by and between Company and Synergy Law Group, LLC as escrow agent (the “Escrow Agreement”), and shall be paid over to the Company at the closing of the purchase of the Units in the Offering pursuant to this Agreement (the “Closing”).

1.4           The certificates for the Units bearing the name of the Subscriber will be delivered by the Company no later than twenty (20) days following the final closing date of the Offering.  The Subscriber hereby authorizes and directs the Company to deliver the Units to be issued to the Subscriber pursuant to this Agreement to the residential or business address indicated on the signature page hereof.

1.5           This executed Subscription Agreement shall be forwarded to:

Bartly J. Loethen

Synergy Law Group, LLC

730 West Randolph, Suite 600

Chicago, IL 60661

1.6           The Purchase Price for the Units purchased hereunder shall be paid via assignment of Units in Valley View Wind Investors, LLC having an agreed upon aggregate value of $478,569 and a reduction in amounts owed to Subscriber or an affiliate of Subscriber from the Project for the balance thereof.

1.7           The Company may, in its sole discretion, reject any subscription, in whole or in part, or terminate or withdraw the Offering in its entirety at any time prior to Closing.

2.               Representations and Covenants of Subscriber

2.1            The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) the Company may need additional capital but has no assurance of additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (iii) an investor may not be able to liquidate his or her investment; (iv) there is currently no market for the transferability Units; (v) an investor could sustain the loss of his or her entire investment; and (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business, and the industries and markets in which the Company will compete, as well as risks associated with the Offering, and the other transactions contemplated herein, all as more fully set forth herein.

2.2           The Subscriber represents that he or she is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act, as indicated by his or her responses to the Investor Questionnaire, the form of which is attached hereto as Exhibit A, and that he or she is able to bear the economic risk of an investment in the Units.  The Subscriber must complete the Investor Questionnaire to enable the Company to access the Subscriber’s eligibility for the Offering.

2.3           The Subscriber acknowledges that he or she has prior investment experience, including without limitation, investment in non-listed and non-registered securities, or he or she has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him or her and to evaluate the merits and risks of such an investment on his or her behalf, and that he or she recognizes the highly speculative nature of this investment.

2.4           The Subscriber acknowledges receipt and careful review of this Agreement, the Operating Agreement, pro-forma projections and any other attachments hereto and thereto (collectively, the “Offering Documents”) and hereby represents that Subscriber has been furnished or given access by the Company during the course of this Offering with or to all information regarding the Company and its respective financial condition and results of operations which Subscriber had requested or desired to know; that all documents which could be reasonably provided have been made available for the Subscriber’s inspection and review; that Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Offering, and any additional information which he or she had requested.  The Subscriber further represents and acknowledges that the Subscriber has not seen or received any advertisement or general solicitation with respect to the sale of any of the securities of the Company, including, without limitation, the Units.

2.5           The Subscriber acknowledges that this Offering of Units may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information.  The Subscriber acknowledges that he or she must retain his or her own professional advisors to evaluate the tax and other consequences of an investment in the Units.

2.6           The Subscriber acknowledges that this Offering of Units has not been reviewed or approved by the United States Securities and Exchange Commission (“SEC”) because the Offering is intended to be a nonpublic offering pursuant to Section 4(2) of the Act.  The Subscriber represents that the Units are being purchased for his or her own account, for investment and not for distribution or resale to others.  The Subscriber agrees that he or she will not sell or otherwise transfer any of the securities comprising the Units unless they are registered under the Act or unless an exemption from such registration is available and, upon the Company’s request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

2.7           The Subscriber understands that the Units have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his or her investment intention.  The Subscriber realizes that, in the view of the SEC, a purchase now with the intention to distribute would represent a purchase with an intention inconsistent with his or her representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available.

2.8           The Subscriber understands that Rule 144 (the “Rule”) promulgated under the Act requires, among other conditions, a six month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering, such as the Offering, without having to satisfy the registration requirements under the Act.  The Subscriber consents that the Company may, if it desires, permit the transfer of the Units out of his or her name only when his or her request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act, any applicable state “blue sky” laws or any applicable securities laws of any other country, province or jurisdiction (collectively, “Securities Laws”).  The Subscriber agrees to hold the Company and its respective managers, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Subscriber contained herein or in the Investor Questionnaire.

2.9           The Subscriber consents to the placement of one or more legends on any certificate or other document evidencing his or her Units stating that they have not been registered under the Act and are subject to the terms of this Agreement, and setting forth or referring to the restrictions on the transferability and sale thereof.

2.10          The Subscriber understands that the Company will review this Agreement and the Investor Questionnaire and the Company reserves the unrestricted right to reject or limit any subscription and to close the Offering at any time.

2.11          The Subscriber hereby represents that the address of the Subscriber furnished on the signature page of this Agreement and in the Investor Questionnaire is the undersigned's principal residence if he or she is an individual or its principal business address if it is a corporation or other entity.

2.12          The Subscriber acknowledges that if the Subscriber is a Registered Representative of a National Association of Securities Dealers, Inc. (“NASD”) member firm, he or she must give such firm the notice required by the NASD Conduct Rules, or any applicable successor rules of the NASD, receipt of which must be acknowledged by such firm on the signature page hereof.  The Subscriber shall also notify the Company if the Subscriber or any affiliate of Subscriber is a registered broker-dealer with the SEC, in which case the Subscriber represents that the Subscriber is purchasing the Units in the ordinary course of business and, at the time of purchase of the Units, has no agreements or understandings, directly or indirectly, with any person to distribute the Units or any portion thereof.

2.13          The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or its agents, employees or affiliates and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

2.14          The Subscriber agrees that he or she will purchase securities in the Offering only if his or her intent at such time is to make such purchase for investment purposes and not with a view toward resale provided, however, that by making the representations herein the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities in accordance with federal and state securities laws applicable to such transactions.

2.15           If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that:  (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Units; and (iii) that this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

2.16           If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units.  Such Subscriber's subscription and payment for, and his or her or its continued beneficial ownership of the Units, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

2.17          The Subscriber acknowledges that the Subscriber is obtaining such material, non-public information solely for the purpose of considering whether to purchase the Units pursuant to a private placement that is exempt from registration under the Act.  In accordance with Regulation FD and other applicable provisions of the Securities Laws, the Subscriber agrees to keep such information confidential and not to disclose it to any other person or entity except the Subscriber’s legal counsel, other advisors and other representatives who have agreed (i) to keep such information confidential, (ii) to use such information only for the purpose set forth above, and (iii) to comply with applicable securities laws with respect to such information.

2.18          The Subscriber understands and acknowledges that (i) the Units are being offered and sold to Subscriber without registration under the Act in a private placement that is exempt from the registration provisions of the Act under Section 4(2) of the Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and such Subscriber hereby consents to such reliance.

2.19          The Subscriber understands and acknowledges the Company’s business and industry involves significant risks and uncertainties, many of which are beyond the control of the Company, and any investment in the Units involves a high degree of risk.  Some of these risks are as follows:

Risks Related to the Company

(i)             The investment through the Company in VVWI and Project Company will involve significant risks as outlined herein.  No assurance can be given that Subscribers will receive a profit on their investment.  Moreover, each Subscriber may lose some or all of his or her investment.

(ii)           The Company has no operating history and has been formed for the primary of purpose to invest in VVWI and Project Company.

(iii)          The Company is dependent on the services of a limited number of persons, and if the services of such key persons were to become unavailable, the managers of the Company may deem it in the best interest of the Company to terminate the Company.

(iv)           Inherent and potential conflicts of interest exist in the nature and operation of the Company.

(v)            In connection with this Offering, the Company, VVWI and Project Company have been represented by single counsel.  Counsel to the Company has not represented and will not represent investors in the Company.  No independent counsel has been retained to represent investors in the Company.

(vi)           No assurance can be given that legislative, administrative, or judicial changes will not occur which alter, either prospectively or retroactively, the tax considerations or risk factors discussed in this Agreement.  Existing and prospective members of the Company should seek, and must rely on, the advice of their own tax advisors with respect to the possible impact on their investment of any future proposed tax legislation or administrative or judicial action.

Risks Related to the Wind Energy Business

(i)   While Project Company has agreed to sell electricity to a reputable buyer, the revenues generated by wind farms depend on market prices of energy in competitive wholesale energy markets. Market prices for both energy and capacity are volatile and depend on numerous factors outside the Company and Project Company’s control including economic conditions, population growth, electrical load growth, government and regulatory policy, weather, the availability of alternate generation and transmission facilities, balance of supply and demand, seasonality, transmission and transportation constraints and the price of natural gas and alternative fuels or energy sources. The wholesale power markets are also subject to market regulation by the Federal Energy Regulatory Commission, independent system operators (ISOs) which are organizations formed at the direction or recommendation of FERC that coordinate, control and monitor the operation of the electrical power system), and regional transmission operators which can impact market prices for energy and capacity sold in such markets, including by imposing price caps, mechanisms to address price volatility or illiquidity in the markets or system instability and market power mitigation measures. The Company cannot assure you that Project Company’s buyer will perform under the contract, or that market prices will be at levels that enable the Project Company to operate profitably or as anticipated. A decline in electricity or capacity market prices below anticipated levels could have a material adverse impact on the Project Company’s revenues or results of operations. In markets where wind farms qualify to receive capacity payments, it is typical that only a portion of the wind farm’s capacity is eligible to receive capacity payments. This portion is typically based on the previous year’s average net capacity factor during peak periods. In addition, changes to regulatory policy or market rules regarding the qualification of wind generation as a capacity resource could limit or eliminate a wind farm’s ability to receive payments for its generating capacity.

(ii)  Intentionally omitted.

(iii)           Federal tax incentives applicable to the wind energy industry currently in effect include the production tax credit (“PTC”) and accelerated tax depreciation for certain assets of wind farms. The current version of the PTC provides the owner of a wind turbine placed in operation before the end of 2012 with a ten-year credit against its federal income tax obligations based on the amount of electricity generated by the wind turbine. The accelerated depreciation for certain assets of wind farms provides for a five-year depreciable life for these assets, rather than the 15 to 25 year depreciable lives of many non-renewable energy assets.

Further, on February 13, 2009 the 11th Congress passed a stimulus package known as The American Recovery and Reinvestment Act of 2009 (the “Recovery Act”).  The Recovery Act has the potential to substantially impact the market for renewable energy initiatives. Approximately $40 billion in spending was appropriated for clean energy initiatives and an additional $20 billion is estimated for new and modified tax incentives. According to a discussion at Windustry.org, the Recovery Act’s goal opens up new sources of funding for renewable energy at a time when the wind energy industry is set for even more growth.  The Recovery Act contains a number of provisions that focus on the growth of the wind industry.  Some of the pertinent provisions of the Recovery Act include the following: (i) three-year extension of the federal wind energy production tax credit (PTC) so that eligible projects placed in service by the end of 2012 will qualify for the credit; (ii) option for a thirty percent (30%) investment tax credit (ITC) instead of the PTC; (iii) option to convert the ITC into a grant for wind projects placed in service before 2013; (iv)  eliminates the dollar cap on residential small wind and solar for ITC purposes, and (v) additional loan guarantees, bonds and tax incentives.

The Recovery Act removes the $4,000 cap on small wind credit so taxpayers can now take the full 30% credit for a qualified small wind system.  It also provides for an additional $1.6 billion for Clean Renewable Energy Bonds (CREBs) that are used to finance renewable energy.  Previously, these bonds have been given at 0% interest rate, and the bondholder receives a tax credit in lieu of bond interest.

The Company cannot assure the Subscriber that the 30% credit as discussed hereinabove will apply to all costs of the Project.  Further, the Company cannot assure the Subscriber that the tax laws providing for accelerated depreciation of wind farm assets, or the Recovery Act, will not be modified, amended or repealed in the future.

The Company and Project Company compete with other renewable energy producers for limited tax equity financing, which could raise the cost of tax equity financing for the Project Company and Company and adversely impact development strategy.  Tax equity investors have limited funds, and wind energy producers compete with other renewable energy producers for tax equity financing. In the current rapidly expanding market, the cost of tax equity financing may increase and there may not be sufficient tax equity financing available to meet the total demand in any year. In addition, one or more current tax equity investors may decide to withdraw from this market thereby depleting the pool of funds available for tax equity financing. Alternative financing will be more expensive and there may not be sufficient liquidity in alternate financial markets.

(iv)           The advantageous tax incentives under the Recovery Act are dependent upon the Project going on-line in 2011. Throughout the life of the Project, the Subscriber may have tax liabilities whereby cash flow from the Project may be inadequate to cover such liabilities.

(v)            The Company cannot guarantee that at the completion of the Project that the Project Company shall continue to qualify for status as a Community-Based Energy Development (C-BED) project.  This may adversely affect that certain C-BED Wind Generation Purchase Agreement (Power Purchase Agreement a/k/a PPA) between Northern States Power Company, a Minnesota corporation with address c/o Xcel Energy Services, Inc., 550 15th Street, Suite 1000, Denver, Colorado 80202 (Xcel Energy Services, Inc. acting as agent and signatory for aforesaid entity) and Project Company (a Community-Based Energy Development (C-BED) project), as further amended, modified or supplemented from time to time in accordance with its terms, pursuant to which Northern States Power Company has agreed to purchase electricity from the Project on the terms and subject to the conditions set forth therein.

 (vi)           The production of electricity generated by wind farms will be the source of substantially all of the Company’s income. As a result, the Company’s results of operations will be highly dependent on meteorological and atmospheric conditions.

(vii)           The amount of electricity generated by a wind farm depends upon many factors in addition to the quality of the wind resources, including but not limited to turbine performance, aerodynamic losses resulting from wear on the wind turbine, degradation of other components, icing or soiling of the blades and the number of times an individual turbine or an entire wind farm may need to be shut down for maintenance or to avoid damage due to extreme weather conditions. In addition, conditions on the electrical transmission network can impact the amount of energy a wind farm can deliver to the network. The Company cannot assure you that the Project will meet energy production expectations in any given time period.

If wind farm energy projections are not realized, the Company could face a number of material consequences, including the following:

•	Project Company’s sales of energy may be significantly lower than forecast,

•	the amount of capacity permitted to be sold from the Project may be lower than forecast, and

•	the Project may be unable to meet the obligations of agreements based on projected production and as a result revenue would be lower than forecasted.

(viii)           As with all power generation facilities, operation of the Project’s electricity generating stations will involve operating risks, including:

•	the Project Company’s possible inability to achieve the output and efficiency levels for the Project’s electricity generating stations that the Project Company has projected,

•
facility shutdown due to a breakdown or failure of equipment or processes, violation of permit requirements (whether through operations or change in law), operator error or catastrophic events such as fires, explosions, floods or other similar occurrences affecting the Project Company, its electricity generating stations or third parties upon which its business may depend and

•
disputes with labor unions in which certain personnel involved in the operation of the Project Company’s electricity generating stations are members and disputes under various collective bargaining agreements applicable to its electricity generating stations.

The Project is currently located in the state of Minnesota.  If changes occur in the Minnesota market or its regulatory environment in a manner that negatively affects the Project Company’s business, it could have a negative effect on its’ and Company’s results of operations and financial condition.

The occurrence of one or more of these events could significantly reduce revenues expected to be produced by Project Company’s electricity generating stations or significantly increase the expenses of the Project’s electricity generating stations, thereby adversely affecting its business, results of operations and financial condition.

(ix)           The Project Company will need to achieve high levels of availability and dispatch for its electricity generating stations to operate profitably. The Project Company operates under the assumption that it will achieve high levels of availability and dispatch in developing the revenue figures included in its financial projections. However, developments could affect the dispatch rate of its electricity generating stations, including the following:

•	equipment problems or other problems which affect the ability of the Project Company’s electricity generating stations to operate,

•
other electricity generators that are unregulated entities or unregulated affiliates of electric utilities being placed before its electricity generating stations in the dispatch sequence of generating plants,

•	extended operation of nuclear generating plants beyond their presently expected dates of decommissioning or resumption of generation by nuclear facilities that are currently out of service,

•	implementation of additional or more stringent environmental compliance measures, or

•	the construction of new generating plants which may be more efficient and cost effective than its electricity generating stations.

(x)           Various types of incentives which support the sale of electricity generated from wind energy presently exist in Minnesota.  In response to the push for cleaner power generation and more secure energy supplies, Minnesota and 30 other states and the District of Columbia have enacted renewables portfolio standards (RPS) programs. These programs either require electric utilities and other retail energy suppliers to produce or acquire a certain percentage of their annual electricity consumption from renewable power generation resources or designate an entity to administer the central procurement of renewable energy certificates (RECs) for the state. Wind energy producers such as the Project Company generate RECs due to the environmentally beneficial attributes associated with their production of electricity, and the Project Company benefits from the RPS-mandated purchase of electricity produced by the Project. A REC is a stand-alone tradable instrument representing the attributes associated with one megawatt hour of energy produced from a renewable energy source. These attributes typically include reduced air and water pollution, reduced greenhouse gas emissions and increased use of domestic energy sources. Many states including Minnesota use RECs to track and verify compliance with their RPS programs. Retail energy suppliers can meet the requirements by purchasing RECs from renewable energy generators, in addition to producing or acquiring the electricity from renewable sources. The Company cannot assure the Subscriber that governmental support for alternative energy sources in the form of RPS programs or RECs recognition and trading will continue at the state level or that the wind farms that we develop will qualify for such incentives. Any decrease in such state-level incentives like RPS programs and RECs recognition and trading would have an adverse impact on development strategy.

 (xi)           Transmission networks may experience congestion, outages or technical incidents, and operators of these networks may fail to meet their contractual transmission obligations or terminate the contracts involved. Moreover, if the interconnection or transmission agreement with the Project is terminated for any reason, the Project Company may not be able to replace it with an interconnection and transmission arrangement on terms as favorable as the existing arrangement or at all, or the Project Company may experience significant delays or costs in connection with securing a replacement.

If a network to which the Project is connected experiences "down time," the Project may lose revenue and be exposed to non-performance penalties and claims from its customers. These may include claims for damages incurred by customers, such as the additional cost of acquiring alternative electricity supply at then-current spot market rates. The owners of the network will not usually compensate electricity generators, including wind farms, for lost income due to down time.

Risks Related to the Company Generally:

(xii)           The Company is a small company, and it will be operating/investing in a highly competitive market, and this competition may accelerate in the future.  In the United States, large utility companies dominate the energy production industry and coal continues to dominate as the primary resource for electricity production followed by other traditional resources such as nuclear, oil and natural gas. We expect that primary competition for the wind power industry will continue to come from utility company producers of electricity generated from coal and other non-renewable energy sources. Within the U.S. wind power market itself, there is also a high degree of competition, with growth opportunities in all sectors of the industry regularly attracting new entrants.

The Project Company’s competitors have, or may have, substantially greater financial, marketing or technical resources, and in some cases, greater name recognition and experience than the Project Company has.  Some competitors, including European producers and large U.S. utilities, may enter markets the Project Company serves and sell electricity at low prices in order to obtain market share. There are a limited number of sites desirable for wind farms and a limited supply of wind turbines and other related equipment necessary to operate wind farm facilities. The Project Company’s competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of electricity than the Project Company can. Current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of the Project Company’s prospective customers.  It is possible that new competitors or alliances among competitors may emerge and rapidly gain significant market share.  This would in turn reduce the Project Company’s market share, reduce its overall sales and require the Project Company to invest additional funds in new technology development.  If the Project Company cannot compete successfully against competitors, this will have a negative impact on its business, financial condition, results of operations and cash flow.

(xiii)           The Project Company’s revenues and results of operations will depend on the prices that can be obtained for electricity.  There is an absence of historical price data that you can use to assess the likelihood that those prices will be sufficient to permit the Project Company to pay its expenses. Among the factors that will influence such prices (all of which factors are beyond the Project Company’s and Company’s control) are:

•	existing and projected generating capacity surpluses which could have the effect of driving prices down,

•	a decrease in prices of other sources of electricity, which would make electricity prices from those other sources more competitive with the Project,

•
additional supplies of electric energy becoming available from the Project Company’s current competitors or new market entrants, including the development of new generation facilities that may be able to produce energy less expensively than the Project,

•	additional supplies of energy or energy-related services becoming available if there is an increase in physical transmission capacity into the power pool,

•	the extended operation of nuclear generating plants located in adjacent markets or the resumption of generation by nuclear facilities that are currently out of service,

•	weather conditions prevailing in the state of Minnesota where the wind power will be generated initially,

•	the possibility of a reduction in the projected rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs,

•	the Project Company’s ability to negotiate successfully and enter into advantageous contracts for sales of its electric energy, and

•	export power transmission constraints which would limit the Project Company’s ability to sell energy in adjacent markets.

 (xiv)           The Project Company will be responsible for liabilities resulting from or arising out of certain environmental conditions and violation of environmental law relating to its electricity generating stations.  Those liabilities could be significant, and the Company has no estimate of actual costs which may be incurred.

 (xv)           In connection with the Project, the Project Company may experience increased capital needs and the Company and Project Company may not have sufficient capital to fund the future operations without additional capital investments. The Project Company’s capital needs will depend on numerous factors, including:

•	profitability;

•	competition encountered in the marketplace;

•	level of investment in development; and

•	amount of capital expenditures, including acquisitions.

 The Company cannot assure the Subscriber that the Project Company will be able to obtain capital in the future to meet its needs.

Market conditions and other factors may not permit future financings. The Project Company’s ability to arrange financing is dependent on numerous factors including general economic and market conditions, credit availability from lenders, investor confidence and the existence of regulatory and tax incentives that are conducive to raising capital. If the Project Company cannot obtain additional funding, it may be required to limit its investments in development activities, limit its marketing efforts and decrease or eliminate capital expenditures. Such reductions could materially adversely affect the Project Company’s business and its ability to compete.

Even if the Project Company does find a source of additional capital, it may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to the Project Company. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of existing members. In addition, new equity or convertible debt securities issued to obtain financing could have rights, preferences and privileges senior to the Units. The Company cannot give the Subscriber any assurance that additional financing will be available or, if available, will be on terms favorable to the Company or Project Company, as applicable.

(xvi)           The Project Company’s success depends upon a number of key management, sales, technical and other critical personnel, including its executive officers, its board of managers and key employees with expertise in the industry. The loss of the services of any key personnel, or the Project Company’s inability to attract, integrate and retain highly skilled technical, management, sales and marketing personnel could result in significant disruption to the Project.  Any failure by the Project Company to find suitable replacements for its key senior management may be disruptive to its operations. Competition for such personnel is intense, and the Project Company may be unable to attract, integrate and retain such personnel successfully.

(xvii)           To supplement the business experience of the Project Company’s officers and key employees, it may be required to employ accountants, technical experts, appraisers and attorneys or engage other consultants or advisors. The selection of any such advisors will be made by the Project Company’s officers without any input from members. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Project Company. In the event management considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

(xviii)          The Project Company has no patents on its products relating to the generation of wind energy.  There is no assurance that its products will not infringe upon patents or technologies owned by others.  The Company does not consider a grant of patents essential to the success of Project Company’s business.

 (xix)  Adverse factors affecting economic conditions worldwide have contributed to a general inconsistency in the power industry and may continue to adversely impact the Project Company’s business, resulting in:

•	reduced demand for electricity as a result of a decrease in spending by customers and potential customers,

•	increased price competition for electricity, and

•	higher overhead costs as a percentage of revenues.

Terrorist and military actions may continue to put pressure on economic conditions. If such an attack should occur or if the economic and market conditions in the United States deteriorate as a result of a terrorist attack, the Project Company may experience a material adverse impact on its business, operating results, and financial condition as a consequence of the above factors or otherwise.

(xx)  As Company is indirectly the majority owner of Project Company and Company was primarily formed for the purposes of making an investment in Project Company, any impact on Project Company should be expected to directly impact Company and its results of operations.

3.             Representations and Warranties.

The Company represents and warrants to the Subscriber on behalf of the Company that:

3.1           Organization and Authority.  The Company, and its respective subsidiaries, if any (i) is a limited liability company validly existing and in good standing under the laws of Delaware, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted, and (iii) has all requisite power and authority to execute, deliver and perform their obligations under this Agreement and the Offering Documents being executed and delivered by it in connection herewith, and to consummate the transactions contemplated hereby and thereby.

3.2           Authorization.  The Offering Documents have been duly and validly authorized by the Company. This Agreement, assuming due execution and delivery by the Subscriber, when the Subscription Agreement is executed and delivered by the Company, will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

3.3           Non-Contravention.  The execution and delivery of the Offering Documents by the Company, the issuance of the Units as contemplated by the Offering Documents, with or without the giving of notice or the lapse of time, or both, will not (i) result in any violation of any provision of the Certificate of Formation or Operating Agreement or similar instruments of the Company or its respective subsidiaries, (ii) conflict with or result in a breach by the Company or its respective subsidiaries of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or its respective subsidiaries, pursuant to any agreements, instruments or documents or any indenture, mortgage, deed of trust or other agreement or instrument to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of its properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its respective subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform their obligations under, the Offering Documents (a “Material Adverse Effect”), (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Company or any of its subsidiaries or any of its respective properties or assets that would, except with respect to violations of federal and state securities laws,  have a Material Adverse Effect, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Documents, (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or its subsidiaries to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or its subsidiaries to make use thereof or (v) except for applicable requirements of federal securities laws and state securities or blue-sky laws, requiring filing with, or permit, authorization, consent or approval of, any third party, public body or authority.

3.4           Absence of Certain Proceedings.  The Company is not aware of any action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or threatened against or affecting the Company or any of its respective subsidiaries, in any such case wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the transactions contemplated by the Offering Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Offering Documents; and to the Company’s knowledge there is not pending or contemplated.

3.5           Compliance with Law.  Neither the Company nor any of its respective subsidiaries is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, except where such violation or liability would not individually or in the aggregate have a Material Adverse Effect and to the knowledge of the Company there is no pending investigation that would reasonably be expected to lead to such a claim.

3.6           Consents.  The Company has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all applicable judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted, except where the failure to have any such Consent would not have a Material Adverse Effect.  Each such Consent is valid and in full force and effect, and the Company has not received written notice of any investigation or proceedings which results in or, if decided adversely to the Company, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.

3.7           Insurance.  Company maintains insurance in such amounts and covering such risks as are customary for similarly-sized companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect.  There are no material claims by Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its business.

3.8           Legal Compliance.  To the best knowledge of the Company, after due investigation, no claim has been filed against the Company alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof.  The Company holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for its respective business as presently conducted.

3.9           No SEC or NASD Inquiries.  The Company and none of its past or present officers are, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or NASD.

3.10          Disclosure.  The Company is and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of the 1940 Act.  The Company will initially utilize the proceeds of the Offering in such a manner so as to cause Company not to be subject to the 1940 Act, and will thereafter use its best efforts to avoid Company becoming subject to the 1940 Act.

The Company represents and warrants to the Subscriber on behalf of Project Company and VVWI (VVWI, together with Project Company, the “Third Party Companies”) that:

3.11           Overall Status.  To the knowledge of Company, other than with respect to issues tied to the Project transformer, of which Subscriber is aware, neither of the Third Party Companies have potential liability with respect to:

(a)           the Project or the construction thereof;

(b)           the corporate structure of the Third Party Companies;

(c)           Upon closing of this subscribed investment, any default or breach of any bank or financing agreements;

(d)           Any real estate or business assets used in the operating of the business of the Third Party Companies;

which individually, or in the aggregate, could result in damages or otherwise have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of such Third Party Company.

3.12           Organization and Authority.  The Third Party Companies (i) are limited liability companies validly existing and in good standing under the laws of their states of formation and (ii) have all requisite power and authority to own, lease and operate their properties and to carry on their businesses as presently conducted.

3.13           Non-Contravention.  The execution and delivery of the Offering Documents and the issuance of the Units as contemplated by the Offering Documents, with or without the giving of notice or the lapse of time, or both, will not, to the knowledge of Company (i) result in any violation of any provision of the Certificate of Formation or Operating Agreement or similar instruments of the Third Party Companies, (ii) result in any violation of any provision of any agreement, instrument or documents or any indenture, mortgage, deed of trust or other agreement or instrument to which the Third Party Companies are a party or by which the Third Party Companies or any of their properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Third Party Companies, or the validity or enforceability of, or the ability of the Third Party Companies to perform their obligations thereunder, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Third Party Companies or any of their respective properties or assets that would have a Material Adverse Effect, (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for such Third Party Company to own or lease and operate any of its properties and to conduct any of its business or the ability of the Third Party Company to make use thereof or (v) requiring filing with, or permit, authorization, consent or approval of, any third party, public body or authority.

3.14           Absence of Certain Proceedings.  The Company is not aware of any action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or threatened against or affecting the Third Party Companies, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect.

3.15           Compliance with Law.  To the knowledge of Company neither Third Party Company is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, except where such violation or liability would not individually or in the aggregate have a material adverse effect and to the knowledge of the Company there is no pending investigation that would reasonably be expected to lead to such a claim.

3.16           Consents.  To the knowledge of Company each Third Party Company has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all applicable judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Third Party Consents”), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted, except where the failure to have any such Third Party Consent would not have a material adverse effect.  To the knowledge of Company, each such Third Party Consent is valid and in full force and effect and has not received written notice of any investigation or proceedings which results in or, if decided adversely to such Third Party Company, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Third Party Consent.

3.17           Insurance.  Each Third Party Company maintains insurance in such amounts and covering such risks as are customary for similarly-sized companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect.  There are no material claims by either Third Party Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  To the knowledge of Company, the Third Party Companies will be able to renew their existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of their businesses.

3.18           Legal Compliance.  To the knowledge of the Company, no claim has been filed against the Third Party Companies alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof.  To the knowledge of the Company, the Third Party Companies hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for their respective business as presently conducted.

4.               Covenants of the Company.  The Company covenants with the Subscriber as follows, which covenants are for the benefit of the Subscriber and its, his or her permitted assignees.

4.1           Securities Compliance.  The Company shall take all necessary action as may be required or permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units to the Subscriber, or their respective subsequent holders.

4.2           Compliance with Laws.  The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

4.3           Keeping of Records and Books of Account.  The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries.

4.4           Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform its obligations under any Offering Documents.

4.5           Form D.  The Company agrees to file a Form D with respect to the Securities as required by Rule 506 under Regulation D and to provide a copy thereof to the Subscriber promptly after such filing.

5.             Closing Conditions

5.1           Conditions Precedent to the Obligation of the Company to Close and to Sell the Units.  The obligation hereunder of the Company to close and issue and sell the Units to the Subscriber at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below.  These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Accuracy of the Subscriber’s Representations and Warranties.  The representations and warranties of the Subscriber shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Subscriber.  The Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of Purchase Price.  The Subscriber shall have delivered to the Company the purchase price for the Units to be purchased by the Subscriber.

(e)           Delivery of this Agreement.  This Agreement has been duly executed and delivered by the Subscriber.

5.2           Conditions Precedent to the Obligation of the Subscriber to Close and to Purchase the Units.  The obligation hereunder of the Subscriber to purchase the Units and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Subscriber’s sole benefit and may be waived by the Subscriber at any time in its sole discretion.

(a)           Accuracy of the Company's Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)           Units.  Within a reasonable period of time after the Closing, the Company shall deliver to the Subscriber certificates representing the Units (in such denominations as the Subscriber may request).

(f)           Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before the Closing Date.

6.              Miscellaneous.

6.1           Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at Juhl Valley View, LLC, c/o Synergy Law Group, L.L.C., 730 West Randolph, Suite 600, Chicago, Illinois 60661, Attention: Bartly Loethen, and to the Subscriber at the address indicated on the signature page of this Agreement.  Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2           This Agreement may be amended through a written instrument signed by the Subscriber and the Company; provided, however, that the terms of Section 4 of this Agreement may be amended without the consent or approval of the Subscriber so long as such amendment applies in the same fashion to the subscription agreements of all of the other subscribers for Units in the Offering.

6.3           This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4           Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

6.5           This Agreement may be executed in counterparts.  It shall not be binding upon the Company unless and until it is accepted by the Company.  Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

6.6           The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

6.7           It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.8           The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.9           The Company agrees not to disclose the names, addresses or any other information about the Subscriber, except as required by law, provided that the Company may provide information relating to the Subscriber as required in any registration statement under the Act that may be filed by the Company pursuant to the requirements of this Agreement.

6.10           Specific Performance.  The Company and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Offering Documents are not performed in accordance with their specific terms or are otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Offering Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

6.11           Survival.  The representations, warranties and covenants of the Company and the Subscriber shall survive the execution and delivery hereof and the Subscription Closing until the second anniversary of the Closing Date.

6.12           The obligation of the Subscriber hereunder is several and not joint with the obligations of any other subscribers for the purchase of Units in the Offering (the “Other Subscribers”), and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscribers.  Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by the Subscriber pursuant hereto, shall be deemed to constitute the Subscriber and the Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  The Subscriber shall be entitled to protect and enforce the Subscriber’s rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  The Subscriber is not acting as part of a “group” (as that term is used in Section 13(d) of the 1934 Act) in negotiating and entering into this Agreement or purchasing the Units.  The Company hereby confirms that it understands and agrees that the Subscriber is not acting as part of any such group.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

Number of Units Subscribed For: ___________________	x $____ per Unit	Total Amount of Subscription: $_______________________

Juhl Wind Asset Investment, Inc.
Print Full Legal Name of Subscriber		Print Full Legal Name of Co-Subscriber (if applicable)

Signature of (or on behalf of) Subscriber		Signature of (or on behalf of) Co-Subscriber (if applicable)

Name:
Title:

Address of Subscriber:		Address of Co-Subscriber (if applicable):

Social Security or Taxpayer Identification		Social Security or Taxpayer Identification
Number of Subscriber		Number of Co-Subscriber (if applicable)

TYPE OF OWNERSHIP:
☐ Partnership

☐ Individual ☐ Joint Tenants
with
Rights of
Survivorship		☐ Trust

☒ Corporation ☐ LLC		Date of Trust:

☐ Other:		Name of Trustee:

Mail to:		Subscription Agreed to and Accepted:

Bartly J. Loethen		Juhl Valley View, LLC
Synergy Law Group, LLC
730 West Randolph Street		By:
Suite 600		Name:
Chicago, IL 60661		Title:

[Subscription Agreement Signature Page]